INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Trustcompany Bancorp:

We consent to the inclusion in pre-effective amendment No. 3 to the registration statement (No. 333-100239) on Form S-4 of Trustcompany Bancorp of our report dated March 4, 2003, with respect to the consolidated Statements of Condition of The Trust Company of New Jersey as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows, for each of the years in the three-year period ended December 31, 2002 and to the reference to our firm under the heading "Experts" in the proxy statement-prospectus.

Our report refers to The Trust Company of New Jersey's restatement of its consolidated statement of condition as of December 31, 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the two-year period then ended, which consolidated financial statements were previously audited by other independent auditors who have ceased operations.


/s/ KPMG LLP
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KPMG LLP


Short Hills, New Jersey
November 10, 2003